EXHIBIT 99.1

Virtu Announces $450 Million of Additional Broker Dealer Borrowing Capacity and Preliminary Quarter-to-Date Results

NEW YORK, NY, March 20, 2020 – Virtu Financial, Inc. (NASDAQ: VIRT) (“Virtu” or the “Company”), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to our clients and liquidity to the global markets, today announced its preliminary results for the quarter to date and an expansion of its short-term borrowing capacity.
“Given the sustained levels of extraordinary volatility in the current macro environment and the unique opportunity this affords Virtu to provide valuable liquidity to customers across the global markets and execution services to our clients, we consider it prudent to opportunistically supplement our borrowing capacity,” said Douglas A. Cifu, CEO of Virtu Financial. "Our results to date validate our ability to manage risks effectively, even in the most volatile periods, and this incremental capacity will enable us to augment our liquidity provisioning and execution services globally," said Mr. Cifu.
The opportunistic borrowing capacity enhancements announced today are the result of the following transactions:
•
Entry into a $300 million 180-day committed credit facility with an affiliate of the Company’s Founder and Chairman Emeritus, Mr. Vincent Viola, together with a warrant agreement for the issuance of up to 10 million warrants to purchase Class A common shares of Virtu at a strike price to be calculated based on the Company’s stock price over a two week period following the publication of the Company’s first quarter results in May.  Three million warrants are issuable at closing, with the balance issued following a draw of $100 million or more.

The transaction was unanimously approved by Virtu’s disinterested directors.

•	Amendment of its existing syndicated broker-dealer credit facility, increasing borrowing limits for clearing house margin by $150 million through June 30.
On a preliminary basis, the Company expects its results of operations for the quarter to date through March 19, 2020 to reflect:
•	Trading Income, net between $489 and $497 million; Adjusted Net Trading Income* between $509 and $519 million
•	Average Daily Adjusted Net Trading Income* between $9.43 and $9.61 million per day
Results for the first quarter 2020 are scheduled to be reported on May 7, 2020.
* Non-GAAP financial measures.  Please see “Non-GAAP Financial Measures and Other Items” for more information.
The preliminary financial and other data set forth above has been prepared by, and is the responsibility of our management. The foregoing information and estimates have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. In addition, the foregoing information and estimates are subject to revision as we prepare our consolidated financial statements and other disclosures as of and for the three months ended March 31, 2020, including all disclosures required by U.S. GAAP. Because we have not completed our normal quarterly closing and review procedures for the partial period reflected, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for this period may differ materially from these estimates. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results of operations for the period ended March 19, 2020 are not necessarily indicative of the results to be achieved for any future period. See "Cautionary Note Regarding Forward-looking Statements." These estimated results of operations should be read together with subsequent filings and announcements, including any subsequent press release announcing the Company’s earnings for the quarter ended March 31, 2020 and our audited consolidated financial statements and related notes to be filed on Form 10-Q on or before May 11, 2020.
Adjusted Net Trading Income is a non-GAAP financial measure used by management in evaluating operating performance and in making strategic decisions. Management believes that the presentation of Adjusted Net Trading Income provides useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business.  Adjusted Net Trading Income provides indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measurement is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Trading Income differently, and as a result our measures of Adjusted Net Trading Income may not be directly comparable to those of other companies. Although we use this non-GAAP financial measure as a financial measure to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business.
Adjusted Net Trading Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income has limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
•	it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	it does not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.
Because of these limitations, Adjusted Net Trading Income is not intended as alternatives to Net Income as an indicator of our operating performance and should not be considered as a measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries
Reconciliation to Non-GAAP Operating Data (Unaudited)
The following table reconciles estimated Trading Income, net and Adjusted Net Trading Income for the quarter to date through March 19, 2020.
(in millions)	QTD 3/19/2020
	Range
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$ 489	-	$ 497
Commissions, net and technology services	203	-	208
Interest and dividends income	26	-	28
Brokerage, exchange and clearance fees, net	(133)	-	(135)
Payments for order flow	(43)	-	(44)
Interest and dividends expense	(33)	-	(35)
Adjusted Net Trading Income	$ 509	-	$ 519
About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology.  Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred and expect to incur in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; and risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission (“SEC”) filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
Contact:

Investor Relations
Deborah Belevan, CPA, IRC
investor relations@virtu.com

Media Relations
Andrew Smith
media@virtu.com